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                                  EXHIBIT 21

                         ADVANCED MICRO DEVICES, INC.
                             LIST OF SUBSIDIARIES


FOREIGN SUBSIDIARIES
                                                    State or Jurisdiction in
                                                    Which Incorporated or
Name of Subsidiary                                  Organized
- - ------------------                                  ---------------------
Advanced Micro Devices Belgium S.A.N.V.             Belgium
Advanced Micro Devices (Canada) Limited             Canada
Advanced Micro Devices S.A.                         France
Advanced Micro Devices GmbH                         Germany
AMD Foreign Sales Corporation                       Guam
Advanced Micro Devices S.p.A.                       Italy
AMD Japan Ltd.                                      Japan
Advanced Micro Devices Sdn. Bhd.                    Malaysia
Advanced Micro Devices Export Sdn. Bhd.(1)          Malaysia
Advanced Micro Devices Product Sdn. Bhd. (1)        Malaysia
Advanced Micro Devices Technology Sdn. Bhd. (1)     Malaysia
AMD (Netherlands) B.V. (2)                          Netherlands
Advanced Micro Devices (Singapore) Pte. Ltd.        Singapore
AMD Holdings (Singapore) Pte. Ltd.(3)               Singapore
Advanced Micro Devices AB                           Sweden
Advanced Micro Devices S.A.(4)                      Switzerland
AMD (Thailand) Limited (3)                          Thailand
Advanced Micro Devices (U.K.) Limited               United Kingdom


DOMESTIC SUBSIDIARIES

Advanced Micro Ltd.                                 California
AMD Corporation                                     California
AMD Far East Ltd.                                   Delaware
AMD International Sales and Service, Ltd.           Delaware

________________________________

(1) Subsidiary of Advanced Micro Devices Sdn. Bhd.
(2) Subsidiary of Advanced Micro Devices Export Sdn. Bhd.
(3) Subsidiary of Advanced Micro Devices (Singapore) Pte Ltd.
(4) Subsidiary of AMD International Sales and Service, Ltd.